POWER OF ATTORNEY The PNC Financial Services Group, Inc. KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors and/or Off icers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Robert Q. Reilly, Gregory H. Kozich, Kathryn Leonard and Laura Gleason, and each of them, as such person’s true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of an Annual Report on Form 10-K of the Corporation for the f iscal year ended December 31, 2024 (the “2024 Form 10-K”); including specif ically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as a member of the Board of Directors of the Corporation and/or as an Off icer of the Corporation to the 2024 Form 10-K and such other form or forms as may be appropriate to be f iled with the Commission as he or she may deem appropriate, together with all exhibits thereto, and to any and all amendments or supplements thereto and to any other documents f iled with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratif ies and confirms all that said attorney-in-fact and agent, acting alone may lawfully do or cause to be done by virtue hereof. This Power of Attorney will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The execution of this Power of Attorney is not intended to, and does not, revoke any prior powers of attorney other than the revocation, in accordance with applicable laws, of any power of attorney previously granted specif ically in connection with the f iling of the 2024 Form 10-K (and any and all related documents, including any amendments or supplements to the 2024 Form 10-K). Exhibit 24

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney in the capacities indicated as of this 14th day of February, 2025. Name/Signature Capacity /s/ William S. Demchak William S. Demchak Chairman and Chief Executive Off icer (Principal Executive Off icer) and Director /s/ Robert Q. Reilly Robert Q. Reilly Executive Vice President and Chief Financial Off icer (Principal Financial Off icer) /s/ Gregory H. Kozich Gregory H. Kozich Senior Vice President and Controller (Principal Accounting Off icer)

/s/ Joseph Alvarado Joseph Alvarado Director /s/ Debra A. Cafaro Debra A. Cafaro Director /s/ Marjorie Rodgers Cheshire Marjorie Rodgers Cheshire Director /s/ Douglas A. Dachille Douglas A. Dachille Director /s/ Andrew T. Feldstein Andrew T. Feldstein Director /s/ Richard J. Harshman Richard J. Harshman Director /s/ Daniel R. Hesse Daniel R. Hesse Director /s/ Renu Khator Renu Khator Director /s/ Linda R. Medler Linda R. Medler Director /s/ Robert A. Niblock Robert A. Niblock Director /s/ Martin Pf insgraff Martin Pf insgraff Director /s/ Bryan S. Salesky Bryan S. Salesky Director